Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

Prelude Therapeutics Incorporated

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)	(1)	(2)	(2)	N/A	N/A

	Equity	Preferred Stock, par value $0.0001 per share	457(o)	(1)	(2)	(2)	N/A	N/A

	Debt	Debt Securities

	Equity	Warrants	457(o)	(1)	(2)	(2)	N/A	N/A

	Equity	Subscription Rights	457(o)	(1)	(2)	(2)	N/A	N/A

	Equity	Units	457(o)	(1)	(2)	(2)	N/A	N/A

	Unallocated (Universal) Shelf	(1)	457(o)	(1)	(2)	$400,000,000	0.0001476	$59,040

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amount					$400,000,000		$59,040

	Total Fees Previously Paid							-

	Total Fee Offsets							-

	Net Fee Due							$59,040

(1)  The securities registered hereunder may be sold separately, together or as units with the other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or in connection with a stock combination, recapitalization, merger, consolidation or otherwise.

(2)  The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Form S-3 under the Securities Act.